UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

NETSPEND HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

TOTAL SYSTEM SERVICES, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

This filing consists of the following documents:

•	letter of Philip W. Tomlinson to Total System Services, Inc. (“TSYS”) team members,

•	TSYS email to media, and

•	presentation to NetSpend Holdings, Inc. employees.

Letter of Philip W. Tomlinson to TSYS Team Members

Phil Tomlinson’s Letter to All TSYS Team Members

February 19, 2013

— CONFIDENTIAL —

Dear Team Member:

Today is a transformational day for TSYS as we announced our intent to acquire NetSpend®, a leading provider of general purpose reloadable (GPR) prepaid debit cards and related financial services to consumers in the U.S. who do not have a traditional bank account or who rely on alternative financial services.

Not only is this is the largest acquisition in TSYS history, it also marks our entrance into the arena of consumer facing payment products. I’m excited about the cultural similarities between our two companies and the immediate opportunities for us to leverage each others’ strengths within the payments industry. TSYS and NetSpend share similar brand identities in which both companies focus on people. Through People-Centered Payments, TSYS aims to improve lives and businesses around the world through payments. NetSpend’s mission is to empower consumers with convenience, security and freedom to be self-banked.

As many of you know, TSYS was a leader in helping our clients gain a foothold in the prepaid market. Likewise, NetSpend, a leading provider of corporate payroll card solutions, was an early pioneer of the GPR industry and currently holds an approximate20 percent share in this market. NetSpend provides consumers the ability to purchase prepaid debit cards at more than 62,000 distributing merchant locations, such as retailers, check cashers, convenience stores, grocers, insurance providers, tax preparers and many others. Today, TSYS has a strong presence in the prepaid space and operates a prepaid processing line of business within our North America segment and services several large prepaid companies.

Founded in 1999, Austin, Texas-based NetSpend became a publicly traded company in 2010. NetSpendwill continue to operate as a separate public company until closing, which is targeted for mid-2013. Upon closing, NetSpend will retain its brand and will be marketed as NetSpend, A TSYS Company. Dan Henry, NetSpend CEO, will report directly to Troy Woods. Dan and his executive leadership group will continue to lead the NetSpend team. The company will operate as an additional business segment within TSYS, and TSYS’ existing prepaid processing clients will continue to operate under the North America segment.

I hope all of you are excited about the opportunities we have before us. Today’s news is certainly a perfect example of our commitment to offer more innovative products and diversify our footprint within the payments industry while getting closer to the consumer.

Thanks for your hard work and your commitment to moving forward and delivering solutions that make people’s lives easier.

Philip W. Tomlinson

Chairman and Chief Executive Officer

Additional Information and Where to Find It

In connection with the transaction, NetSpend will file a proxy statement and other materials with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NETSPEND AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by NetSpend with the SEC may be obtained free of charge by contacting NetSpend at NetSpend Corporation, 701 Brazos Street, Austin, TX 78701, Attn: Investor Relations. NetSpend’s filings with the SEC are also available on its website at www.netspend.com.

Participants in the Solicitation

NetSpend and its officers and directors and TSYS and its officers and directors may be deemed to be participants in the solicitation of proxies from NetSpend stockholders with respect to the transaction. Information about NetSpend’s officers and directors and their ownership of NetSpend common shares is set forth in the proxy statement for NetSpend’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2012. Information about TSYS’ officers and directors is set forth in the proxy statement for TSYS’ 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 15, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by NetSpend with the SEC.

TSYS Email to Media

Dear X,

Today TSYS (NYSE: TSS) a leading global payment solutions provider announced that it has signed a $1.4 billion definitive agreement to acquire NetSpend (NASDAQ: NTSP), a leading provider of general purpose reloadable (GPR) prepaid debit cards. This is the first major consolidation in the prepaid sector, the fastest growing area within financial services. This will expand TSYS’ offerings in the high-growth prepaid market which is expected to double over the next 4 – 5 years and represents a $4 billion revenue opportunity. There are an estimated 68 million consumers in the U.S. with limited access to traditional banking services. NetSpend gives consumers the freedom to be self-banked at lower costs and is one of the largest providers of GPR and payroll cards with an extensive distribution network of more than 62,000 locations, including retailers, check cashers, convenience stores, grocers, insurance providers, tax preparers and others. TSYS is the largest third-party processor of Visa and MasterCard credit cards, serving 8 of the top 10 U.S. banks, half of the top 20 card issuers in the world and more than 2 million merchants.

If you would like more information, I have enclosed the press release below and there will be a conference call on Tuesday, February 19, 2013, at 6:00 pm EST which can be accessed at tsys.com/InvestorRelations.

For immediate release:

Contacts:

Cyle Mims TSYS Media Relations +1.706.644.3110 cylemims@tsys.com	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com	Krista Shephard NetSpend +1.512.531.8732 kshepard@netspend.com

TSYS to Acquire NetSpend

Acquisition Expands TSYS’ Role in High-Growth Area of Payments

Columbus, Ga., and Austin, Texas, Feb. 19, 2013 — TSYS® (NYSE: TSS), a leading global payment solutions provider, and NetSpend (NASDAQ: NTSP), a leading provider of general purpose reloadable (GPR) prepaid debit cards and related financial services to underbanked consumers in the United States, today announced that they have entered into a definitive agreement pursuant to which TSYS will acquire NetSpend in an all cash transaction valued at approximately $1.4 billion. Under terms of the agreement, NetSpend shareholders will receive $16.00 in cash for each share of NetSpend common stock. TSYS expects the transaction to be accretive to GAAP EPS for the first 12 month period following closing, excluding one-time acquisition related fees.

NetSpend’s extensive distribution network provides consumers the ability to purchase prepaid debit cards at more than 62,000 distributing merchant locations, such as retailers, check cashers, convenience stores, grocers, insurance providers, tax preparers and many others. It is also a leading provider of corporate payroll card solutions, and has a direct distribution channel to reach consumers through online, mobile and direct marketing sources. NetSpend currently serves more than 2.4 million accounts — 46 percent of which are direct deposit accounts — with more than 500 retail distributors and more than 130,000 reload locations.

“The NetSpend acquisition is truly a transformational event for TSYS and consumers alike. It enables us to meet our strategic goals of diversifying our business, being a more innovative payment solutions provider and expanding our role within an area of payments that is expected to grow at a 20% annual rate over the next four years. The acquisition also complements our already strong presence in the prepaid processing space,” said Philip W. Tomlinson, chairman of the board and chief executive officer, TSYS. “By acquiring NetSpend, we gain a leadership team with deep prepaid experience, a company with scalable technology and a differentiated product offering customized for the partners and channels they serve. NetSpend’s mission is to empower consumers with the convenience, security and freedom to be self-banked and this promise aligns with TSYS’ people-centered payments approach that is expected to add significant capabilities in terms of future revenue growth for our companies.”

—more—

2013

TSYS to Acquire NetSpend/p.2

“With the strength and resources of TSYS, our opportunities are endless,” said Dan Henry, chief executive officer of NetSpend, who will join the TSYS executive team. “I can’t think of a better, more strongly positioned industry leader who can help us take NetSpend to the next level. We bring a meaningful, fast-growing business to TSYS, and we will be able to offer our unique products and services to the unbanked consumer faster than ever before. We have built such an amazing team here at NetSpend, and we are excited to be the newest addition to TSYS.”

In addition to and separate from the acquisition, NetSpend also announced that it has finalized a long-term extension of its agreement with ACE Cash Express, a leading retailer of financial services and one of NetSpend’s largest clients.

The transaction is expected to close in mid-2013, subject to regulatory approvals, approval by NetSpend shareholders and customary closing conditions.

*Source: Mercator Advisory Group and First Annapolis Consulting

Financial and Legal Advisory

Houlihan Lokey is acting as exclusive financial advisor, and King & Spalding is acting as legal counsel, to TSYS in connection with the transaction. BofA Merrill Lynch is acting as exclusive financial advisor, and Fried Frank is acting as legal counsel, to NetSpend.

Conference Call Details

TSYS and NetSpend management will discuss the acquisition in a conference call on February 19, 2013, at 6 p.m. eastern. TSYS has posted a slide presentation relating to this transaction in the Investor Relations section of its Website at www.tsys.com, under “Investor Relations” then “Webcasts and Presentations.”

About NetSpend

NetSpend is a leading provider of general-purpose reloadable prepaid debit cards and related financial services to the estimated 68 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company’s mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked. Headquartered in Austin, TX, NetSpend is traded on the NASDAQ stock exchange under the symbol NTSP. Please visit http://www.netspend.com for more information.

—more—

2013

TSYS to Acquire NetSpend/p.3

About TSYS

At TSYS, (NYSE: TSS), we believe payments should revolve around people — not the other way around. We call this belief “People-Centered PaymentsSM.” By putting people at the center of every decision we make, with unmatched customer service and industry insight, TSYS is able to support financial institutions, businesses and governments in more than 80 countries. Offering merchant payment-acceptance solutions as well as services in credit, debit, prepaid, mobile, chip, healthcare and more, we make it possible for those in the global marketplace to conduct safe and secure electronic transactions with trust and convenience.

TSYS’ headquarters are located in Columbus, Georgia, with local offices spread across the Americas, EMEA and Asia-Pacific. TSYS provides services to more than half of the top 20 international banks, is a Fortune 1000 company and was named one of the 2012 World’s Most Ethical Companies by Ethisphere magazine. For more information, please visit us at www.tsys.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the expected benefits of a potential combination of TSYS and NetSpend, including the expected accretive impact on TSYS’ earnings, the expected growth rate of the GPR industry, the expected positive impact on future revenue growth and the expected timing for closing the acquisition. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature. These statements are based on the current beliefs and expectations of TSYS’ and NetSpend’s management, as applicable, and are subject to known and unknown risks and uncertainties. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate NetSpend’s operations into those of TSYS; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at NetSpend; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; shareholder approval or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; failure to complete the contemplated financing transactions to fund the purchase price or the other costs and expenses of the merger; the amount of the costs, fees, expenses and charges related to the merger and the financing transactions necessary to complete the merger; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. For further information regarding the risks associated with TSYS’ and NetSpend’s businesses, please refer to the respective filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K for the most recently ended year, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The parties believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Neither TSYS nor NetSpend assumes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

2013

—more—

TSYS to Acquire NetSpend/p.4

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of NetSpend by TSYS. In connection with the proposed acquisition, TSYS and NetSpend intend to file relevant materials with the SEC, including NetSpend’s proxy statement on Schedule 14A. STOCKHOLDERS OF NETSPEND ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NETSPEND’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and NetSpend stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from NetSpend. Such documents are not currently available.

Participants in Solicitation

TSYS and its directors and executive officers, and NetSpend and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of NetSpend common stock in respect of the proposed transaction. Information about the directors and executive officers of TSYS is set forth in its proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 15, 2012. Information about the directors and executive officers of NetSpend is set forth in its proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2012. Investors may obtain additional information regarding the interest of such persons by reading the proxy statement regarding the acquisition when it becomes available.

###

2013

Presentation to NetSpend Holdings, Inc. Employees

TSYS NetSpend Announcement Feb 19, 2013 Confidential - 2013 NetSpend © Corporation Presentation 1 19 February 2013

DISCLOSURE
Cautionary Statement Regarding Forward-Looking Statements
In this presentation, and from time to time, NetSpend makes certain statements that constitute "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include, among others, statements about the expected benefits of a potential combination of
TSYS and NetSpend and the expected timing for closing the acquisition. These statements are based on the current beliefs and expectations of NetSpend's management and are subject to known and unknown risks and uncertainties. Actual results may differ materially from those contemplated by the forward-
looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to the parties’ ability to achieve expected synergies in the merger within the expected timeframes or at all, the retention of certain key employees at NetSpend, events that could give rise to a termination of the merger agreement or failure to receive necessary approvals or financing for the acquisition, the outcome of any litigation related to the transaction, and the level of expenses and other charges related to
the acquisition and related financing transactions.   For further information regarding the risks associated with TSYS' and  NetSpend's businesses, please refer to the respective filings with the Securities and Exchange Commission  (“SEC”) and the proxy statement and other materials that will be filed with the
SEC by NetSpend in connection with the transaction.  There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
Additional Information and Where to Find It
In connection with the proposed transaction, NetSpend will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS
ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN
IMPORTANT INFORMATION ABOUT NETSPEND AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by NetSpend with the
SEC may be obtained free of charge by contacting NetSpend at Chief Financial Officer, Attn: Investor Relations, NetSpend Corporation, 701 Brazos Street,
Austin, TX 78701. NetSpend’s filings with the SEC are also available on its website at www.netspend.com.
Participants in the Solicitation
This communication is not a solicitation of a proxy from any security holder of NetSpend.  However, NetSpend and its officers and directors and TSYS and its officers and directors may be deemed to be participants in the solicitation of proxies from NetSpend stockholders in connection with the proposed transaction. Information about NetSpend’s officers and directors and their ownership of NetSpend common shares is set forth in the proxy statement for
NetSpend’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2012. Information about TSYS’ officers and directors is set forth in the proxy statement for TSYS’ 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 15, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by NetSpend with the SEC.
© 2013 Total System Services, Inc.® All rights reserved worldwide.

AGENDA • Transaction details • New company overview • Future opportunities • Next Steps • Q&A Confidential - 2013 NetSpend © Corporation Presentation 3 19 February 2013

TODAY’S ANNOUNCEMENT DETAILS
•
NetSpend signed an agreement to be acquired
by TSYS — Total System Services, Inc.
•
NetSpend will operate as a wholly owned
subsidiary of TSYS
•
All-cash transaction — TSYS will pay $16.00 per
share of NetSpend common stock
•
Expect to close by mid-2013
Confidential - 2013 NetSpend © Corporation Presentation

19 February 2013

TSYS OVERVIEW
•
Almost 9,000 team members
•
400 clients in over 80
countries
•
480 million cardholder
accounts on our systems
•
15 billion transactions
totaling $2.5 trillion
•
Revenues of $1.87 billion
Confidential - 2013 NetSpend © Corporation Presentation

19 February 2013

VIDEO

TSYS PEOPLE-CENTERED PAYMENTS Confidential - 2013 NetSpend © Corporation Presentation 7 19 February 2013 We believe payments should revolve around people, not the other way around. SM SM

• An Industry leader in prepaid
• Strong mix of distribution
channels
• Innovative products
• Successful strategy focused
on customer longevity
• Excellent management team
• An Industry leader in
processing and acquiring
• Blue chip bank and merchant
relationships
• Global brand and reputation
• People-Centered Payments
• Proven M&A execution
People-Centered
Payments
Confidential - 2013 NetSpend © Corporation Presentation

19 February 2013
WINNING COMBINATION

VIDEO

WHAT DOES THIS MEAN FOR YOU?
•
TSYS is investing in all aspects of our company
•
Wants to retain our employees including Dan,
Chuck and key members of senior management
•
NetSpend name/brand and our product brands
stay
•
All locations remain the same — Austin still
headquarters for NetSpend
•
More career development opportunities on a
global scale
•
Supported by larger company with additional
resources for our future growth
Confidential - 2013 NetSpend © Corporation Presentation

19 February 2013

FUTURE OPPORTUNITIES FOR NETSPEND
•
Grow and diversify our bank partnerships
•
Expand our business into global markets
•
Leverage our platform for current TSYS clients
•
Enhance our product development capability with
TSYS solutions
Confidential - 2013 NetSpend © Corporation Presentation

19 February 2013

SIMILARITIES IN HOW WE DO BUSINESS
Like NetSpend, TSYS is…
•
Committed to integrity and ethics of its business
TSYS named one of the 2012 World’s Most Ethical
Companies by Ethisphere magazine
•
Committed to accomplishing great things through
its people
•
Thinking creatively to meet customers’ needs
•
Developing long-term customer relationships with
high touch service
Confidential - 2013 NetSpend © Corporation Presentation

19 February 2013

WHAT’S NEXT
Confidential - 2013 NetSpend © Corporation Presentation

•
Close the transaction by mid-2013
•
Anticipate a smooth and seamless transition
•
Expect regular updates through SkyNet and All
Hands meetings regarding the transition
•
Speak to your manager about any ongoing
concerns
•
This is positive news for you and NetSpend
19 February 2013

QUESTIONS AND ANSWERS Confidential - 2013 NetSpend © Corporation Presentation 14 19 February 2013